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                                                                    Exhibit 99.3

                           [MERRILL LYNCH LETTERHEAD]

     We hereby consent to the use of our opinion letter dated May 7, 1998 to the Board of Directors of the Sports Authority, Inc. included as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration on Form S-4 relating to the proposed merger of Liberty Merger Sub, Inc., a wholly-owned subsidiary of Woolworth Corporation, with and into The Sports Authority and to the references to such opinion in such Proxy Statement/ Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                      MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                      By: /s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
                          ------------------------------------------------------

June 9, 1998